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                                                                    Exhibit 10.1


                                 PROMISSORY NOTE

$65,500,000                                                 October 16, 1998
                                                          New York, New York

                  FOR VALUE RECEIVED, the undersigned, AMERICAN DE/SPE LLC, a Delaware limited liability company, and VIRGINIA STREET ASSOCIATES LIMITED PARTNERSHIP, a Colorado limited partnership (collectively, "Borrower"), jointly and severally, promise to pay to the order of COLUMN FINANCIAL, INC., a Delaware corporation ("Lender"), at the office of Lender at 3414 Peachtree Road, N.E., Suite 1140, Atlanta, Georgia 30326-1113, or at such other place as Lender may designate to Borrower in writing from time to time, the principal sum of Sixty-Five Million Five Hundred Thousand and NO/100 DOLLARS ($65,500,000.00), together with interest on so much thereof as is from time to time outstanding and unpaid, from the date of the advance of the principal evidenced hereby, at the rate of seven and one-half percent (7.50%) per annum (the "Note Rate"), in lawful money of the United States of America, which shall at the time of payment be legal tender in payment of all debts and dues, public and private.

               ARTICLE I -- TERMS AND CONDITIONS

                  1.01 Payment of Principal and Interest. Said interest shall be computed hereunder based on a 360-day year and paid for the actual number of days elapsed for any whole or partial month for which interest is being calculated. In computing the number of days during which interest accrues, the day on which funds are initially advanced shall be included regardless of the time of day such advance is made, and the day on which funds are repaid shall be included unless repayment is credited prior to close of business. Payments in federal funds immediately available in the place designated for payment received by Lender prior to 2:00 p.m. local time at said place of payment shall be credited prior to close of business, while other payments may, at the option of Lender, not be credited until immediately available to Lender in federal funds in the place designated for payment prior to 2:00 p.m. local time at said place of payment on a day on which Lender is open for business. Such principal and interest shall be payable in equal consecutive monthly installments of $457,985.50 each, beginning on the first day of the second full calendar month following the date of the advance of the principal amount evidenced by this Note (or on the first day of the first full calendar month following the date of the advance of the principal amount evidenced by this Note if such date is the first day of a calendar month), and continuing on the first day of each and every month thereafter (or if such day is not a Business Day (as defined in the Cash Management Agreement) on the first Business Day thereafter) until November 1, 2008 (the "Maturity Date"), at which time the entire outstanding principal balance hereof, together with all accrued but unpaid interest thereon, shall be due and payable in full. Each such monthly installment shall be applied first to the payment of accrued interest and then to reduction of principal. If the advance of the principal amount evidenced by this Note is made on a date other than the first day of a calendar month, then Borrower shall pay to Lender contemporaneously with the execution hereof interest at the foregoing interest rate for a period from the date hereof through




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and including the last day of the calendar month in which this note is funded.
All payments delivered to an account or reserve under the Cash Management Agreement shall be deemed to be delivered to Lender.

                  1.02 Prepayment.

                  (a) Prior to the Lockout Expiration Date (defined below), this Note may not be prepaid in whole or in part, except as provided in Section 1.02(c); provided, however, Borrower shall have the right and option to release the Security Property (as hereinafter defined) from the lien of the Security Instrument (as hereinafter defined) in accordance with the terms and provisions of Section 1.35 and Section 1.36 of the Security Instrument. This Note may be prepaid in whole but not in part (except as otherwise specifically provided herein) at any time after the date of the 114th monthly installment of principal and interest due hereunder (the "Lockout Expiration Date") provided (i) written notice of such prepayment is received by Lender not more than sixty (60) days and not less than thirty (30) days prior to the date of such prepayment and (ii) such prepayment is received on the first day of a calendar month (or, if such prepayment is not received on the first day of a calendar month, interest is paid through the last day of such calendar month) and is accompanied by all interest accrued hereunder and all other sums due hereunder or under the other Loan Documents.

                  (b) If prior to the Lockout Expiration Date and following the occurrence of any default beyond any applicable notice and/or grace period, Borrower shall tender payment of an amount sufficient to satisfy all of the indebtedness evidenced by the Note and the other Loan Documents (as hereinafter defined) at any time prior to a sale of the Security Property, either through foreclosure or the exercise of the other remedies available to Lender under the Security Instrument, such tender by Borrower shall be deemed to be voluntary and Borrower shall pay, in addition to the amounts payable hereunder and under the Loan Documents, a prepayment fee in an amount equal to the greater of (A) two percent (2.0%) of the principal amount being prepaid, and (B) one percent (1%) of the principal amount being repaid plus the positive excess of (i) the present value ("PV") of all future installments of principal and interest due under this
Note including the principal amount due at maturity (collectively, "All Future Payments"), discounted at an interest rate per annum equal to the rate published in the Treasury Constant Maturity Yield Index, during the second full week preceding the date on which such premium is payable, for instruments having a maturity coterminous with the remaining term of this Note, over (ii) the principal amount of this Note outstanding immediately before such prepayment. "Treasury Constant Maturity Yield Index" shall mean the average yield for "This Week" as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519). If there is no Treasury Constant Maturity Yield Index for instruments having a maturity coterminous with the remaining term of this Note, then the index shall be equal to the weighted average yield to maturity of the Treasury Constant Maturity Yield Indices with maturities next longer and shorter than such remaining average life to maturity, calculated by averaging (and rounding upward to the nearest whole multiple of 1/100 of 1% per annum, if the average is not such a multiple) the yields of the relevant Treasury Constant Maturity Yield indices (rounded, if necessary, to the nearest 1/100 of 1% with any figure of 1/200 of 1% or above rounded upward). In the event that any prepayment fee is due hereunder, Lender shall deliver to Borrower a statement setting forth the amount and determination of the prepayment fee,



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and, provided that Lender shall have in good faith applied the formula described above, Borrower shall not have the right to challenge the calculation or the method of calculation set forth in any such statement in the absence of manifest error, which calculation may be made by Lender on any day during the thirty (30) day period preceding the date of such prepayment. Lender shall not be obligated or required to have actually reinvested the prepaid principal balance at the Treasury Constant Maturity Yield or otherwise as a condition to receiving the prepayment fee.

                  (c) Partial prepayments of this Note shall not be permitted, except partial prepayments resulting from Lender applying insurance or condemnation proceeds to reduce the outstanding principal balance of this Note as provided in the Security Instrument, in which event no prepayment fee or premium shall be due. No notice of prepayment shall be required under the circumstance specified in the preceding sentence. No principal amount repaid may be reborrowed. Partial payments of principal shall be applied to the unpaid principal balance evidenced hereby but such application shall not reduce the amount of the fixed monthly installments required to be paid pursuant to Section
1.01 above.

                  1.03 Security. The indebtedness evidenced by this Note and the obligations created hereby are secured by those certain mortgages (collectively, the "Security Instrument") from Borrower to Lender, dated as of the date hereof, concerning property located in Onondaga, Monroe, Warren and Albany Counties, New York, Union and Muskingum Counties, Ohio and Dauphin County, Pennsylvania. The Security Instrument together with this Note and all other documents to or of which Lender is a party or beneficiary now or hereafter evidencing, securing, guarantying, modifying or otherwise relating to the indebtedness evidenced hereby, are herein referred to collectively as the "Loan Documents". All of the terms and provisions of the Loan Documents are incorporated herein by reference. Some of the Loan Documents are to be filed for record on or about the date hereof in the appropriate public records.

                  1.04 Default. It is hereby expressly agreed that should any default occur in the payment of principal or interest as stipulated above and such payment is not made within five (5) days of the date such payment is due (provided that no grace period is provided for the payment of principal and interest due on the Maturity Date), or should any other default occur under any of the Loan Documents which is not cured within any applicable grace or cure period, then a default shall exist hereunder, and in such event the indebtedness evidenced hereby, including all sums advanced or accrued hereunder or under any other Loan Document, and all unpaid interest accrued thereon, shall, at the option of Lender and without notice to Borrower, at once become due and payable and may be collected forthwith, whether or not there has been a prior demand for payment and regardless of the stipulated date of maturity. In the event that any payment (other than any payment due on maturity, by acceleration or otherwise) is not received by Lender on the date when due, then in addition to any default interest payments due hereunder, Borrower shall also pay to Lender a late charge in an amount equal to five percent (5.0%) of the amount of such overdue payment. So long as any default exists and continues hereunder, regardless of whether or not there has been an acceleration of the indebtedness evidenced hereby, and at all times after maturity of the indebtedness evidenced hereby (whether by acceleration or otherwise), interest shall accrue on the outstanding principal balance of this Note at a rate per annum equal to four percent (4.0%) plus the interest rate which would be in effect hereunder absent such default or maturity, or if such increased



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rate of interest may not be collected under applicable law, then at the maximum rate of interest, if any, which may be collected from Borrower under applicable law (the "Default Interest Rate"), and such default interest shall be immediately due and payable. Borrower acknowledges that it would be extremely difficult or impracticable to determine Lender's actual damages resulting from any late payment or default, and such late charges and default interest are reasonable estimates of those damages and do not constitute a penalty. The remedies of Lender in this Note or in the Loan Documents, or at law or in equity, shall be cumulative and concurrent, and may be pursued singly, successively or together in Lender's discretion. Time is of the essence of this Note. In the event this Note, or any part hereof, is collected by or through an attorney-at-law, Borrower agrees to pay all costs of collection including, but not limited to, reasonable attorney's fees.

                  1.05 Exculpation. Notwithstanding anything in the Loan Documents to the contrary, but subject to the qualifications hereinbelow set forth, Lender agrees that (i) Borrower shall be liable upon the indebtedness evidenced hereby and for the other obligations arising under the Loan Documents to the full extent (but only to the extent) of the security therefor, the same being all properties (whether real or personal), rights, estates and interests now or at any time hereafter securing the payment of this Note and/or the other obligations of Borrower under the Loan Documents (collectively, the "Security Property"), (ii) if default occurs in the timely and proper payment of all or any part of such indebtedness evidenced hereby or in the timely and proper performance of the other obligations of Borrower under the Loan Documents, any judicial proceedings brought by Lender against Borrower shall be limited to the preservation, enforcement and foreclosure, or any thereof, of the liens, security titles, estates, assignments, rights and security interests now or at any time hereafter securing the payment of this Note and/or the other obligations of Borrower under the Loan Documents, and confirmation of any sale under power of sale, and no attachment, execution or other writ of process shall be sought, issued or levied upon any assets, properties or funds of Borrower other than the Security Property except with respect to the liability described below in this section, and (iii) in the event of a foreclosure of such liens, security titles, estates, assignments, rights or security interests securing the payment of this Note and/or the other obligations of Borrower under the Loan Documents, whether by judicial proceedings or exercise of power of sale, no judgment for any deficiency upon the indebtedness evidenced hereby shall be sought or obtained by Lender against Borrower, except with respect to the liability described below in this section; provided, however, that, notwithstanding the foregoing provisions of this section, Borrower shall be fully and personally liable and subject to legal action for loss, cost or damage due to (a) proceeds paid to Borrower under any insurance policies (or paid as a result of any other claim or cause of action against any person or entity) by reason of damage, loss or destruction to all or any portion of the Security Property, to the full extent of such proceeds not previously delivered to Lender, but which, under the terms of the Loan Documents, should have been delivered to Lender,
(b) proceeds paid to Borrower or awards resulting from the condemnation or other taking in lieu of condemnation of all or any portion of the Security Property, or any of them, to the full extent of such proceeds or awards not previously delivered to Lender, but which, under the terms of the Loan Documents, should have been delivered to Lender, (c) all tenant security deposits or other refundable deposits paid to or held by Borrower or any other person or entity in connection with leases of all or any portion of the Security Property which are not applied in accordance with the terms of the applicable lease or other agreement, (d) rent and other payments received from tenants under leases of all or any portion of the Security Property paid more than one month in advance,



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(e) rents, issues, profits and revenues of all or any portion of the Security
Property distributed to partners in Borrower that (i) are received or applicable to a period after any notice of default from Lender hereunder or under the Loan Documents in the event of any default by Borrower hereunder or thereunder, which is not then or thereafter, whether or not within an applicable grace period, cured prior to the acceleration of the principal sum of this Note, and (ii) are not either applied to the payment of real estate taxes or other ordinary and necessary expenses of owning and operating the Security Property or paid to Lender, (f) damage to the Security Property as a result of the intentional misconduct or gross negligence of Borrower or any of its principals, officers or general partners, or any agent or employee of any such persons acting within the scope of their agency or employment, to the extent of Net Operating Income (as defined in that certain Cash Management Agreement dated the date hereof between Maker and Payee (the "Cash Management Agreement") or any removal of the Security Property in violation of the terms of the Loan Documents, to the full extent of the losses or damages incurred by Lender on account of such failure, (g) failure to pay any valid taxes, assessments, mechanic's liens, materialmen's liens or other liens which could create liens on any portion of the Security Property which would be superior to the lien or security title of the Security Instrument or the other Loan Documents, to the full extent of the amount claimed by any such lien claimant, to the extent of Operating Income (as defined in the Cash Management Agreement), (h) all obligations and indemnities of Borrower under the Loan Documents relating to hazardous or toxic substances or compliance with environmental laws and regulations to the full extent of any losses or damages (including those resulting from diminution in value of any Security Property) incurred by Lender as a result of the existence of such hazardous or toxic substances or failure to comply with environmental laws or regulations, (i) fraud or material misrepresentation as to facts existing at the time such representation is made by Borrower or any of its principals, officers, or general partners, any guarantor, any indemnitor or any agent, employee or other person authorized or apparently authorized to make statements or representations on behalf of Borrower, any principal, officer or partner of Borrower, any guarantor or any indemnitor, to the full extent of any losses, damages and expenses of Lender on account thereof and (j) any action, claim or counterclaim or similar cause of action asserted or interposed by or on behalf of Maker against Payee in any action or proceeding for foreclosure of the Mortgage regardless of the forum, court or venue, or if Maker raises any defense to its obligations under any of the Loan Documents, in either event of which such action, claim, counterclaim, similar cause of action or defense is found by the applicable court or trier of facts to be wholly or materially without basis in law or fact. References herein to particular sections of the Loan Documents shall be deemed references to such sections as affected by other provisions of the Loan Documents relating thereto. Nothing herein shall be deemed (w) to be a waiver of any right which Payee may have under any bankruptcy law of the United States or of any State in which any part of the Mortgaged Property is located to file a claim for the full amount of the Loan or to require that all of the Mortgaged Property and any other collateral given to secure the Loan shall continue to secure all of the Loan; (x) to impair the validity of the Loan; (y) to impair the right of Payee as mortgagee or secured party to foreclose any lien or security interest or (z) impair the right of Payee to obtain the Recourse Distributions received by Maker, including, without limitation, the right, if any, to proceed against any constituent partner or shareholder of Maker to the extent any such Recourse Distribution has actually theretofore been distributed to such constituent partner or shareholder. The provisions of this Section 1.05 shall be inapplicable to Maker if any petition for bankruptcy, reorganization or arrangement pursuant to federal or state law shall be filed by, consented to or




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acquiesced in by or with respect to Maker or if Maker shall institute any proceeding for the dissolution or liquidation of Maker or if Maker shall make an assignment for the benefit of creditors, in which event Payee shall have recourse against all of the assets of Maker and the Recourse Distributions received by the constituent partners and shareholders of Maker. For purposes of this Section 1.05, the term "Recourse Distributions" shall mean the distributions referred to in the foregoing clause (e).

                  ARTICLE II - GENERAL CONDITIONS

                  2.01 No Waiver; Amendment. No failure to accelerate the debt evidenced hereby by reason of default hereunder, acceptance of a partial or past due payment, or indulgences granted from time to time shall be construed (i) as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of Lender thereafter to insist upon strict compliance with the terms of this Note, or (ii) to prevent the exercise of such right of acceleration or any other right granted hereunder or by any applicable laws; and Borrower hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing. No extension of the time for the payment of this Note or any installment due hereunder, made by agreement with any person now or hereafter liable for the payment of this Note shall operate to release, discharge, modify, change or affect the original liability of Borrower under this Note, either in whole or in part unless Lender agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.


                  2.02 Waivers. Presentment for payment, demand, protest and notice of demand, protest and nonpayment and all other notices are hereby waived by Borrower. Borrower hereby further waives and renounces, to the fullest extent permitted by law, all rights to the benefits of any statute of limitations and any moratorium, reinstatement, marshalling, forbearance, valuation, stay, extension, redemption, appraisement, exemption and homestead now or hereafter provided by the Constitution and laws of the United States of America and of each state thereof, both as to itself and in and to all of its property, real and personal, against the enforcement and collection of the obligations evidenced by this Note or the other Loan Documents.

                  2.03 Limit of Validity. The provisions of this Note and of all agreements between Borrower and Lender, whether now or existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand or acceleration of the maturity of this Note or otherwise, shall the amount paid, or agreed to be paid ("Interest"), to Lender for the use, forbearance or retention of the money loaned under this Note exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, performance or fulfillment of any provision hereof or of any agreement between Borrower and Lender shall, at the time performance or fulfillment of such provision shall be due, exceed the limit for Interest prescribed by law or otherwise transcend the limit of validity prescribed by applicable law, then ipso facto the obligation to be performed or fulfilled shall be reduced to such limit and if, from any circumstance whatsoever, Lender shall ever receive anything of value deemed Interest by applicable law in excess of the maximum lawful amount, an amount



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equal to any excessive Interest shall be applied to the reduction of the principal balance owing under this Note in the inverse order of its maturity (whether or not then due) or at the option of Lender be paid over to Borrower, and not to the payment of Interest. All Interest (including any amounts or payments deemed to be Interest) paid or agreed to be paid to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal balance of this Note so that the Interest thereof for such full period will not exceed the maximum amount permitted by applicable law. This Section 2.03 will control all agreements between Borrower and Lender.

                  2.04 Use of Funds. Borrower hereby warrants, represents and covenants that no funds disbursed hereunder shall be used for personal, family or household purposes.

                  2.05 Unconditional Payment. Borrower is and shall be obligated to pay principal, interest and any and all other amounts which become payable hereunder or under the other Loan Documents absolutely and unconditionally and without any abatement, postponement, diminution or deduction and without any reduction for counterclaim (other than compulsory counterclaims) or setoff. In the event that at any time any payment received by Lender hereunder shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under any bankruptcy, insolvency or other debtor relief law, then the obligation to make such payment shall survive any cancellation or satisfaction of this Note or return thereof to Borrower and shall not be discharged or satisfied with any prior payment thereof or cancellation of this Note, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and such payment shall be immediately due and payable upon demand.

                  2.06 Governing Law; Consent to Jurisdiction.

                  (a) This Note shall be interpreted, construed and enforced according to the laws of the State of New York, except that the provisions of
Section 2.08 shall be governed by Pennsylvania law.

                  (b) Any suit, action or proceeding against Maker or Payee arising out of or relating to this Note shall be instituted in any federal or state court in New York, New York, pursuant to ss.5-1402 of the New York General Obligations Law, or, at Payee's discretion, in any state where the Trust Property is located and Maker waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and Maker hereby irrevocably submits to the jurisdiction of any such court in any suit, action or proceeding. Maker does hereby designate and appoint C.T. Corporation System, 1633 Broadway, New York, New York 10019, as their authorized agent to accept and acknowledge on their behalf service of any and all process which may be served in any such suit, action or proceeding in any federal or state court in New York, New York, or in the state in which the Trust Property is located and agrees that service of process upon said agent at said address and written notice of said service of Maker mailed or delivered to Maker in the manner provided in the Mortgage, shall be deemed in every respect effective service of process upon Maker, in any such suit, action or proceeding. Maker (i) shall give prompt notice to the Payee of any changed address of their authorized agent hereunder, (ii) may at any time and from time to time designate a substitute authorized agent



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with an office in New York, New York (which office shall be designated as the address for service of process), and (iii) shall promptly designate such a substitute if its authorized agent ceases to have an office in New York, New York or is dissolved without leaving a successor.

                  2.07 Miscellaneous. The terms and provisions hereof shall be binding upon and inure to the benefit of Borrower and Lender and their respective heirs, executors, legal representatives, successors, successors-in-title and assigns, whether by voluntary action of the parties or by operation of law. As used herein, the terms "Borrower" and "Lender" shall be deemed to include their respective heirs, executors, legal representatives, successors, successors-in-title and assigns, whether by voluntary action of the parties or by operation of law. If Borrower consists of more than one person or entity, each shall be jointly and severally liable to perform the obligations of Borrower under this Note. All personal pronouns used herein, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural and vice versa. Titles of articles and sections are for convenience only and in no way define, limit, amplify or describe the scope or intent of any provisions hereof. Time is of the essence with respect to all provisions of this Note. This Note and the other Loan Documents contain the entire agreements between the parties hereto relating to the subject matter hereof and thereof and all prior agreements relative hereto and thereto which are not contained herein or therein are terminated.

                  2.08 Pennsylvania Provisions. The following provisions shall apply in connection with any enforcement of Lender's remedies under the Loan Documents with respect to portions of the Security Property located in
Pennsylvania:

                  (a) Sealed Instrument. This Note is a sealed instrument.

                  (b) Confession of Judgment.

                  (1) THE FOLLOWING PARAGRAPH SETS FORTH A WARRANT OF AUTHORITY FOR AN ATTORNEY TO CONFESS JUDGMENT AGAINST BORROWER IN GRANTING THIS WARRANT OF ATTORNEY TO CONFESS JUDGMENT AGAINST THE BORROWER, THE BORROWER HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, AND, ON THE ADVICE OF THE SEPARATE COUNSEL OF BORROWER, UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS BORROWER HAS OR MAY HAVE TO PRIOR NOTICE AND AN OPPORTUNITY FOR HEARING UNDER THE RESPECTIVE CONSTITUTIONS AND LAWS OF THE UNITED STATES AND THE COMMONWEALTH OF PENNSYLVANIA.

                  (2) BORROWER IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OR THE PROTHONOTARY OR CLERK OF ANY COURT IN THE COMMONWEALTH OF PENNSYLVANIA, OR ELSEWHERE, TO APPEAR FOR BORROWER AT ANY TIME AFTER DEFAULT BEYOND ANY APPLICABLE NOTICE AND GRACE PERIOD UNDER THIS NOTE OR UNDER THE LOAN DOCUMENTS IN ANY ACTION BROUGHT AGAINST BORROWER ON THIS NOTE AT THE SUIT OF LENDER, AS OF ANY TERM, AND IN THAT ACTION TO CONFESS OR ENTER JUDGMENT AGAINST BORROWER FOR THE ENTIRE UNPAID PRINCIPAL OF THIS NOTE AND ALL OTHER SUMS DUE UNDER THIS NOTE OR THE LOAN DOCUMENTS, AND ALL



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INTEREST ACCRUED ON THOSE AMOUNTS, TOGETHER WITH COSTS OF SUIT, ATTORNEY'S
COMMISSION FOR COLLECTION OF FIVE PERCENT (5%) OF THE TOTAL AMOUNT THEN DUE BY BORROWER TO LENDER (BUT IN ANY EVENT NOT LESS THAN TEN THOUSAND DOLLARS ($10,000.00)), TOGETHER WITH INTEREST ON ANY JUDGMENT OBTAINED BY LENDER AT THE DEFAULT INTEREST RATE, SPECIFIED IN THE NOTE AFTER DEFAULT, INCLUDING INTEREST AT THAT RATE FROM AND AFTER THE DATE OF ANY SHERIFF'S OR JUDICIAL SALE UNTIL ACTUAL PAYMENT IS MADE TO LENDER OF THE FULL AMOUNT DUE LENDER; AND FOR SO DOING THIS NOTE OR A COPY OF IT VERIFIED BY AFFIDAVIT SHALL BE A SUFFICIENT WARRANT. THE AUTHORITY GRANTED IN THIS NOTE TO CONFESS JUDGMENT SHALL NOT BE EXHAUSTED BY ANY EXERCISE OF IT BUT SHALL CONTINUE FROM TIME TO TIME AND AT ALL TIMES UNTIL PAYMENT IN FULL OF ALL THE AMOUNTS DUE UNDER THIS NOTE.


                  2.09 Consolidation and Restatement. Lender is the lawful owner and holder of the notes described on Exhibit A attached hereto (the "Existing Notes"), by assignment or otherwise, which Existing Notes evidence indebtedness of one of Borrower. Lender and Borrower have agreed that the Existing Notes will be amended, modified and restated in their entirety pursuant hereto, and consolidated with certain new indebtedness of Borrower to Lender pursuant hereto. Accordingly, by Borrower's execution and delivery, and Lender's acceptance of delivery, of this Note, this Note does hereby amend, modify and restate the Existing Notes in their entirety, and consolidate the Existing Notes with one another and with the new indebtedness evidenced hereby, so as to cause this Note to evidence one joint and several debt of Borrower in the principal amount of $65,500,000. All of the terms, covenants, agreements, rights, obligations and conditions of the Existing Notes are hereby amended, restated and superseded in their entirety by this Note, it being understood, acknowledged and agreed that the consolidation and restatement of the Existing Notes pursuant to this Note shall not (and does not) impair the debt evidenced by the Existing Notes. Each Borrower expressly acknowledges and consents to its joint and several liability for the entire debt evidenced by this Note and, if and to the extent such Borrower was not the obligor with respect to the indebtedness evidenced by any of the Existing Notes, such Borrower, by its execution and delivery of this Note, does hereby expressly assume joint and several liability for such indebtedness on the restated terms set forth herein.



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                  IN WITNESS WHEREOF, Borrower has executed this Note under seal as of the date first above written.


                                       AMERICAN DE/SPE, LLC,
                                       a Delaware limited liability company

                                       By: AMERICAN DE/SPE 1, INC., a Delaware
                                            corporation, its managing member



                                      By:   /s/ Stephen J. Butte
                                         -------------------------------
                                            Name: Stephen J. Butte
                                            Title:Vice-President

                                                      CORPORATE SEAL




                                       VIRGINIA STREET ASSOCIATES
                                       LIMITED PARTNERSHIP,
                                       a Colorado limited partnership


                                       By: American DE/SPE 3 Inc., a Delaware
                                         -------------------------------
                                            corporation, its general partner



                                      By:   /s/ Stephen J. Butte
                                         -------------------------------
                                            Name: Stephen J. Butte
                                            Title:Vice-President

                                                CORPORATE SEAL